RESIGNATION OF
THE BOARD OF DIRECTORS
OF
ARKADIA INTERNATIONAL

The following is a true copy of the resolution duly adopted by the Board of Directors of the Corporation at a special meeting, notice to this meeting having been waived, held on this 6th day of October, 2014

The Board of Directors who were present for this meeting & took active part therein were:

Vladimir Shekhtman

WHEREAS there has been presented to and considered by this meeting a Motion to formally RESIGN and renounce all further corporate designation or affiliation with ARKADIA INTERNATIONAL

NOW THEREFORE BE IT RESOLVED that the corporation having considered this matter, has opened the floor to all those who voice a preference in the issue, has decided unanimously and RESOLVED that: I do hereby formally RESIGN, and sever any and all officials ties, duties, obligations or liabilities regarding ARKADIA INTERNATIONAL, and do hereby, by affixing, my signatures hereto, officially as my last corporate act, DO HEREBY RESIGN.

The Director of the corporation, by affixing her signature hereto, does hereby formally resign, and shall allow the new Board to choose its Directors at a time and place of its choosing.

DATED:      6th October, 2014

_/s/ Vladmir Shekhtman____________
VLADMIR SHEKHTMAN, Director,
Arkadia International